EXHIBIT 11.1
                    CABLETRON SYSTEMS, INC. AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    For period ended August 31, 1996 and 1995

               (in thousands of dollars, except per share amounts)


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                                                              (unaudited)
                                                Three Months Ended    Six Months Ended
                                                    August 31,           August 31,

                                                   1996      1995     1996       1995
Net Income Per Common Share - (non-dilutive)

Net income ...................................   $38,089   $51,841   $95,633   $98,658
                                                 =======   =======   =======   =======

Weighted average common shares outstanding ...    75,580    74,488    75,486    73,139
                                                 =======   =======   =======   =======

Reported net income per common share .........   $  0.50   $  0.70   $  1.27   $  1.35
                                                 =======   =======   =======   =======


Net Income Per Common Share - (full dilution)

Net income ...................................   $38,089   $51,841   $95,633   $98,658
                                                 =======   =======   =======   =======

Weighted average common shares outstanding ...    75,580    74,488    75,486    73,139

Add net additional common shares upon exercise
 of common stock options .....................     1,610     1,220     1,797     1,178
                                                 -------   -------   -------   -------

Adjusted average common shares outstanding ...    77,190    75,708    77,283    74,317
                                                 =======   =======   =======   =======

Net income per common share - (full dilution)    $  0.49   $  0.68   $  1.24   $  1.33
                                                 =======   =======   =======   =======



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